FOR FURTHER INFORMATION:	RE: Heartland Financial USA, Inc.

AT THE COMPANY:	AT FINANCIAL RELATIONS BOARD:
John K. Schmidt	Jeff Wilhoit	Rose Tucker
Chief Financial Officer	General Inquiries	Analysts/Investors
(563) 589-1994	(312) 640-6757	(310) 407-6522
jschmidt@ dubuquebank.com	jwilhoit@ financialrelationsboard.com	rtucker@ financialrelationsboard.com

FOR IMMEDIATE RELEASE
MONDAY, APRIL 26, 2004

HEARTLAND FINANCIAL USA, INC. REPORTS FIRST QUARTER EARNINGS

Dubuque, Iowa, April 26, 2004—Heartland Financial USA, Inc. (Nasdaq NMS: HTLF) today reported results for the first quarter of 2004.

First Quarter 2004 Highlights
  Net income up by 12% over first-quarter 2003
  Average earning assets increased 12% over first-quarter 2003
  Loans up $37 million or 3% since year-end 2003
  Net interest income increased 7% over first-quarter 2003
  Agreement to acquire Rocky Mountain Bancorporation signed
  Agreement to acquire personal trust division of Colonial Trust Company signed
  Second Arizona Bank & Trust location in Chandler, Arizona neared completion

	First Quarter

	2004	2003

Net income (in millions)	$5.1	$4.5
Diluted earnings per share	.33	.30

Return on average assets	1.02%	1.04%
Return on average equity	14.26	14.56
Net interest margin	3.93	4.16

“All of our first quarter activities underscore our dedication to pursuing compelling growth opportunities wherever they may be, while remaining true to our core community banking focus and dedication to customer service.” -- Lynn B. Fuller, chairman, president and chief executive officer, Heartland Financial USA

Dubuque, Iowa, April 26, 2004—Heartland Financial USA, Inc. (Nasdaq NMS: HTLF) today reported net income of $5.1 million, or $0.33 per diluted share, for the first quarter ended March 31, 2004. This is an increase of $542 thousand or 12 percent over the net income of $4.5 million, or $0.30 per diluted share, recorded during the first quarter of 2003. Return on average equity was 14.26 percent and return on average assets was 1.02 percent for the first quarter of 2004 compared to 14.56 percent and 1.04 percent, respectively, for the same quarter in 2003.

“During the first quarter, we invested in new market areas and strengthened our presence in existing market areas through acquisitions and de novo openings,” said Lynn B. Fuller, chairman, president and chief executive officer. “Arizona Bank & Trust, our second entry into the fast-growing Southwest, neared completion on its second location in the Phoenix area. Taken together with our proposed acquisition of the Wealth Management Group of Colonial Trust Company, we have taken significant steps to achieve critical mass in an important new market.

“We took a similarly decisive step in entering the Rocky Mountain region through our proposed acquisition of Rocky Mountain Bancorporation headquartered in Billings, Montana. As that transaction nears approval, we are even more excited by the opportunities to build a strong presence in a stable and demographically emerging market. All of our first quarter activities underscore our dedication to pursuing compelling growth opportunities wherever they may be, while remaining true to our core community banking focus and dedication to customer service.”

Fuller also noted the Company’s progress on other operational initiatives, including the fourth quarter completion of technology upgrades designed to maximize information flow and reduce processing costs. Fuller also expects to begin staffing its nearly completed operations center in the middle of the second quarter. That facility will further centralize and streamline key back office functions, resulting in additional cost savings and efficiencies.

“Given the type of growth profile we are pursuing, these operational improvements are important in building a solid platform,” continued Fuller. “Our investments also extend to attracting and investing in the right human assets as well, including Ron Larson’s first quarter appointment to Heartland’s board, as well as John Schmidt’s early second quarter appointment to chief operating officer of the Company in addition to his role as CFO. Ron’s experience and knowledge of the Southwestern market has already proven invaluable, and John will become an even greater asset to Heartland in his new role.”

Net interest income totaled $17.4 million during the first quarter of 2004, an increase of $1.1 million or 7 percent from the $16.3 million recorded during the first quarter of 2003. Contributing to this increase was the 12 percent growth in average earning assets and a reduction in the balances retained in federal funds and other short-term investments. Interest income in the first quarter of 2004 totaled $27.0 million compared to $25.8 million in the first quarter of 2003. Interest expense for the first quarter of 2004 was $9.6 million compared to $9.5 million in the first quarter of 2003. A large portion of the growth in interest expense is a result of the issuance of $20.0 million of 8.25% cumulative trust preferred securities on October 20, 2003. Net interest margin, expressed as a percentage of average earning assets, was 3.93 percent during the first quarter of 2004 compared to 4.16 percent for the same period in 2003 and 3.60 percent for the fourth quarter of 2003.

Noninterest income totaled $9.7 million during the first quarter of 2004, an increase of 15 percent from the noninterest income of $8.5 million recorded during the first quarter of 2003. This increase was primarily a result of additional securities gains of $860 thousand and growth in service charges and fees of $820 thousand. Securities gains of $542 thousand resulted from partial liquidation of the equity securities portfolio. Heartland’s mortgage loan servicing portfolio grew from $428.1 million at March 31, 2003, to $540.2 million at March 31, 2004. The significant growth in these two noninterest income categories was partially offset by a $1.0 million reduction in gains on sales of loans, as refinancing activity on residential mortgage loans slowed during the first quarter of 2004.

For the first quarter of 2004, noninterest expense increased 12 percent to $18.0 million, reflecting increased costs related to the opening of Heartland’s newest bank, Arizona Bank & Trust, in Mesa, Arizona. Also contributing to this increase was Wisconsin Community Bank’s opening of an additional branch in Madison, Wisconsin and the formation of HTLF Capital Corp., the Company’s investment banking subsidiary, during the summer of 2003. Total full-time equivalent employees increased from 626 at quarter-end 2003 to 676 at quarter-end 2004.

For the first quarter of 2004, Heartland’s effective tax rate was 29.56% compared to 34.18% during the first quarter of 2003. During the 2004, Dubuque Bank and Trust, Heartland’s flagship bank, acquired a 99.9% ownership in a limited liability company that owns a certified historic structure for which historic rehabilitation tax credits apply to the 2004 tax year. Also affecting the tax effective rate was an increase in the amount of tax-exempt interest income recorded during the first quarter of 2004.

Total assets exceeded $2.05 billion at March 31, 2004, up $35 million since year-end 2003. Total loans and leases were $1.39 billion at March 31, 2004, an increase of $37 million since year-end 2003. A majority of this growth occurred at Wisconsin Community Bank, primarily as a result of their participation in both the USDA and SBA loan guaranty programs. Management is optimistic that loan demand will continue throughout the remaining quarters of 2004. Total deposits at March 31, 2004, were $1.47 billion, a decrease of $19 million since year-end 2003. A decline in demand deposit balances was, in large part, due to normal seasonal fluctuations that many banks experience during the first quarter of the year.

The allowance for loan and lease losses at March 31, 2004, was 1.38 percent of loans and 356 percent of nonperforming loans, compared to 1.37 percent of loans and 333 percent of nonperforming loans at December 31, 2003. Nonperforming loans declined to $5.4 million or .39 percent of total loans and leases compared to $5.6 million or .41 percent of total loans and leases at December 31, 2003. Total charge-offs during the first quarter of 2004 totaled $1.1 million, of which $642 thousand was related to one credit in the Albuquerque market. The provision for loan losses during the first quarter of 2004 was $1.4 million compared to $1.3 million in the same period one year ago, an increase that resulted primarily from the loan growth experienced.

Looking ahead, Fuller is optimistic. “Our focus for the balance of 2004 is to continue unlocking the value of our new and existing assets as we seek to extend our community focused banking mandate. We have proven to be adept operators in this niche, and that knowledge affords us a level of confidence as we seek out new pockets of growth, both on a geographical and core business competency basis.”

About Heartland Financial USA:
Heartland is a $2.0 billion financial services company with seven banks in Iowa, Illinois, Wisconsin, New Mexico and Arizona:

Dubuque Bank and Trust Company, with eight offices in Dubuque, Epworth, Farley and Holy Cross, Iowa
Galena State Bank and Trust Company, with three offices in Galena and Stockton, Illinois
First Community Bank, with three offices in Keokuk, Iowa and Carthage, Illinois
Riverside Community Bank, with three offices in Rockford, Illinois
Wisconsin Community Bank, with seven offices in Cottage Grove, Fitchburg, Green Bay, Middleton, Monroe and Sheboygan, Wisconsin and Minneapolis, Minnesota
New Mexico Bank & Trust, with twelve offices in Albuquerque, Clovis, Melrose, Portales and Santa Fe, New Mexico
Arizona Bank & Trust, with one office in Mesa, Arizona and a second office scheduled to open in May 2004 in Chandler, Arizona

Other subsidiaries include:

ULTEA, Inc., a fleet management company with offices in Madison and Milwaukee, Wisconsin; Chicago, Illinois and Minnetonka, Minnesota
Citizens Finance Co., a consumer finance company with offices in Madison and Appleton, Wisconsin; Dubuque, Iowa; and Rockford, Illinois
HTLF Capital Corp., an investment banking firm with offices in Denver, Colorado and Blue Springs, Missouri

Heartland’s shares are traded on The Nasdaq Stock Market under the symbol HTLF.
Additional information about Heartland is available through our website at www.htlf.com.

The Company has filed with the Securities and Exchange Commission a registration statement on Form S-4 and other relevant documents concerning the proposed merger with Rocky Mountain Bancorporation, Inc. THE COMPANY URGES ROCKY MOUNTAIN BANCORPORATION SHAREHOLDERS TO READ THESE MATERIALS AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BECAUSE THEY CONTAIN IMPORTANT INFORMATION. These documents are available free of charge at the SEC’s website, www.sec.gov and from the Company at its website or by requesting copies from the Corporate Secretary at 1398 Central Avenue, Dubuque, Iowa 52004-0778, telephone 563-589-2108. ROCKY MOUNTAIN BANCORPORATION SHAREHOLDERS SHOULD READ THAT INFORMATION CAREFULLY BEFORE MAKING A DECISION CONCERNING THE MERGER.

This release may contain, and future oral and written statements of the Company and its management may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance and business of the Company. Forward-looking statements, which may be based upon beliefs, expectations and assumptions of the Company’s management and on information currently available to management, are generally identifiable by the use of words such as believe, expect, anticipate, plan, intend, estimate, may, will, would, could, should or similar expressions. Additionally, all statements in this release, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events.

A number of factors, many of which are beyond the ability of the Company to control or predict, could cause actual results to differ materially from those in its forward-looking statements. These factors include, among others, the following: (i) the strength of the local and national economy; (ii) the economic impact of past and any future terrorist threats and attacks and any acts of war or threats thereof, (iii) changes in state and federal laws, regulations and governmental policies concerning the Company’s general business; (iv) changes in interest rates and prepayment rates of the Company’s assets; (v) increased competition in the financial services sector and the inability to attract new customers; (vi) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (vii) the loss of key executives or employees; (viii) changes in consumer spending; (ix) unexpected results of acquisitions; (x) unexpected outcomes of existing or new litigation involving the Company; and (xi) changes in accounting policies and practices. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Additional information concerning the Company and its business, including other factors that could materially affect the Company’s financial results, is included in the Company’s filings with the Securities and Exchange Commission.

-FINANCIAL TABLES FOLLOW-

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HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA

	As of and For the
	Quarter Ended
	March 31,
	2004	2003

Income Statement Data
Interest income (tax equivalent adjusted)(1)	$27,025	$25,805
Interest expense	9,600	9,532

Net interest income	17,425	16,273
Provision for loan & lease losses	1,356	1,304
Noninterest income	9,721	8,475
Noninterest expense	18,016	16,057
Income tax expense	2,126	2,349
Tax equivalent adjustment(1)	582	514

Net income	$5,066	$4,524

Per Common Share Data
Earnings per common share-basic	$0.33	$0.30
Earnings per common share-diluted	0.33	0.30
Weighted average shares outstanding-basic	15,167,212	14,836,913
Weighted average shares outstanding-diluted	15,425,803	15,011,370
Common shares outstanding, net of treasury	15,157,266	14,891,632

(1) Tax equivalent basis is calculated using an effective tax rate of 34%.

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA

	For the Quarter
	Ended
	March 31,
	2004	2003

Average Balances
Assets	$2,004,416	$1,767,997
Loans and leases, net of unearned	1,354,497	1,197,387
Deposits	1,474,477	1,326,625
Interest bearing liabilities	1,600,973	1,424,544
Earning assets	1,782,054	1,585,117
Stockholders' equity	142,897	126,041

Earnings Performance Ratios
Return on average assets	1.02%	1.04%
Return on average equity	14.26	14.56
Net interest margin	3.93	4.16
Net interest margin, excluding fleet leasing company debt	3.99	4.23
Efficiency ratio(1)	70.36	66.72
Efficiency ratio, banks only(1)	61.93	56.63

Noninterest Income
Service charges and fees	$2,127	$1,307
Trust fees	1,020	952
Brokerage commissions	278	147
Insurance commissions	224	250
Securities gains, net	1,540	680
Gain (loss) on trading account securities	85	(28)
Rental income on operating leases	3,462	3,418
Gain on sale of loans	527	1,532
Valuation adjustment on mortgage servicing rights	(73)	(298)
Impairment loss on equity securities	-	(148)
Other noninterest income	531	663

Total noninterest income	$9,721	$8,475

Noninterest Expense
Salaries and employee benefits	$8,821	$7,760
Occupancy	1,063	917
Furniture and equipment	1,127	875
Depreciation on equipment under operating leases	2,861	2,787
Outside services	1,501	1,110
FDIC deposit insurance assessment	51	53
Advertising	539	473
Core deposit intangibles amortization	88	101
Other noninterest expenses	1,965	1,981

Total noninterest expense	$18,016	$16,057

(1)   Noninterest expense divided by the sum of net interest income and noninterest income less security gains.

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA

	As of and For	As of and For	As of and For	As of and For
	The Qtr. Ended	The Year Ended	The Qtr. Ended	The Year Ended
	Mar. 31, 2004	Dec. 31, 2003	Mar. 31, 2003	Dec. 31, 2002

Balance Sheet Data
Total assets	$2,053,759	$2,018,117	$1,802,115	$1,785,979
Securities	453,281	451,753	390,856	390,815
Loans held for sale	45,469	25,678	22,108	23,167
Total loans and leases	1,385,298	1,348,227	1,233,536	1,175,236
Allowance for loan & lease losses	19,171	18,490	17,054	16,091
Demand deposits	227,366	246,282	184,233	197,516
Total deposits	1,473,192	1,492,488	1,366,991	1,337,985
Long-term debt	206,779	173,958	140,582	126,299
Total stockholders' equity	145,899	140,674	127,704	124,041

Per Common Share Data
Book value per common share	$9.63	$9.28	$8.57	$8.40
FAS 115 effect on book value per common share	0.41	0.30	0.25	0.29

Loan and Lease Data
Commercial and commercial real estate	$903,719	$881,821	$780,742	$743,520
Residential mortgage	163,591	152,580	158,895	145,931
Agricultural and agricultural real estate	170,164	166,182	166,520	155,596
Consumer	137,419	136,806	118,799	120,853
Direct financing leases, net	13,330	13,621	11,360	12,308
Unearned discount and deferred loan fees	(2,925)	(2,783)	(2,780)	(2,972)

Total loans and leases	$1,385,298	$1,348,227	$1,233,536	$1,175,236

Asset Quality
Nonaccrual loans	$4,909	$5,092	$4,426	$3,944
Restructured loans	-	-	-	-
Loans past due ninety days or more as to interest or principal payments	470	458	632	541
Other real estate owned	503	599	117	452
Other repossessed assets	214	285	291	279

Total nonperforming assets	$6,096	$6,434	$5,466	$5,216

Allowance for Loan and Lease Losses
Balance, beginning of period	$18,490	$16,091	$16,091	$14,660
Provision for loan and lease losses continuing operations	1,356	4,183	1,304	3,553
Provision for loan and lease losses discontinued operations	-	-	-	(329)
Loans charged off	(1,080)	(2,392)	(494)	(3,203)
Recoveries	405	608	153	1,410

Balance, end of period	$19,171	$18,490	$17,054	$16,091

Asset Quality Ratios
Ratio of nonperforming loans to total loans & leases	0.39%	0.41%	0.41%	0.38%
Ratio of nonperforming assets to total assets	0.30	0.32	0.30	0.29
Ratio of net loan chargeoffs to average loans and leases	0.05	0.14	0.03	0.16
Allowance for loan losses as a percent of loans	1.38	1.37	1.38	1.37
Allowance for loan and leases to nonperforming loans and leases	356.40	333.11	337.17	358.77

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